SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE  AGREEMENT  (this "Agreement"),  dated  as  of  the 11th day of February 2016 (this "Agreement") is entered into by and among, Solar Integrated Roofing Corp., a Nevada corporation ("SIRC') and David Massey, a Sole Proprietor, SIRC and David Massey are referred to singularly as a "Party" and collectively as the "Parties."

WITNESSETH:

WHEREAS, DAYID MASSEY, a majority shareholder of Secure Roofing and Solar, Inc., will issue 60,000 of company's outstanding shares for 10,000,000 shares of SIRC.

WHEREAS, SIRC wishes to acquire 60,000 of the issued and outstanding shares of capital stock of Secure Roofing and Solar, with the purpose of owning and operating Secure Roofing and Solar as SIRC's wholly-owned subsidiary; and

WHEERAS, SIRC and DAVID MASSEY propose to enter into this Agreement which provides, among other things, that DAVID MASSEY will deliver the Secure Roofing and Solar Shares to SIRC in exchange for a total of 10,00,000 shares of SIRC's common stock (the "Share Exchange"), on the terms and conditions set forth herein and such additional items as more fully described in this Agreement.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions. The following terms shall have the following respective meanings:

"Affiliate"

with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party. For the purpose of this definition, "control" means (i) ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

"Business Day"	a day (other than a Saturday) on which banks in Nevada are open for business throughout their normal business hours;
"Closing"	the closing of the transactions contemplated by this Agreement;

"Completion"

completion of acquisition of the Secure Roofing and Solar Shares by SIRC and issuance of the Exchange Shares (as such term is defined below) in accordance with the terms and conditions of this Agreement;

"Encumbrance"

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to "Encumbrances" shall be construed accordingly;

"Exchange Act"	the US Securities Exchange Act of 1934;

"Person"	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

"Securities Act"	the US Securities Act of 1933;

"SEC"	the US Securities and Exchange Commission;
"US"	United States of America;

"United States Dollars" or "US$"	United States dollars;

Section 1.02.  Rules of Construction.

(a)Unless the context otherwise requires, as used in this Agreement: (i) "including" means "including, without limitation"; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement,; (vi) the terms "Article" and "Section" shall refer to the specified Article or Section of or to this Agreement (vii) the term "day" shall refer to calendar days.

(b)Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement

ARTICLE II

THE SHARE EXCHANGE

Section 2.01  Share Exchange.

(a)Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), SIRC shall acquire 60,000 of the Secure Roofing and Solar Shares with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto. SIRC shall be the majority owner of Secure Roofing and Solar and Secure Roofing and Solar shall continue to operate in its normal course of business, as a majority-owned subsidiary of SIRC.

(b)In exchange for the delivery of the Secure Roofing and Solar Shares, SIRC shall provide the following to DAVID MASSEY at the closing, a total of 10,00,000 shares of SIRC's common stock (the "Exchange Shares").

(c)The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party's failure to perform, then the other Party may terminate the Agreement.

Section 2.02. Closing Location. The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the "Closing Date"), at the offices of Secure Roofing and Solar, 9999 Rancheros Dr., Ste. B San Marcos, CA 92069.

Section 2.03. DAVID MASSEY's Closing Documents. At the Closing, DAVID MASSEY shall tender to SIRC:

(a)Copies of a certificate(s) representing all of the Secure Roofing and Solar Shares, duly endorsed for transfer by the applicable owner of such shares, which shall either be validly notarized or the signature thereon otherwise guaranteed and such certificates shall be marked as "cancelled";

(b)One (1) new certificate issued by the Secure Roofing and Solar in the name of SIRC representing the Secure Roofing and Solar Shares;

(d)A certified copy of the register of shareholders of Secure Roofing and Solar showing SIRC as the registered owner of the Secure Roofing and Solar Shares; and

(e)A resolution from DAVID MASSEY certifying that the conditions in Section 8.0l(b) have been satisfied.

Section 2.04. SIRC's Closing Documents. At the Closing, SIRC will tender to DAVID MASSEY:

(a)A certified copy(ies) of resolutions of the Board of Directors of SIRC in a form satisfactory to DAVID MASSEY, acting reasonably, authorizing:

(i)the execution and delivery of this Agreement by SIRC; and

(ii)the issuance of the Exchange Shares to DAVID MASSEY.

(b)Share certificates, registered in the name of DAYID MASSEY representing the Exchange Shares; and

(c)A certificate executed by a duly appointed officer of SIRC certifying that the conditions in Section 9.0l(b) have been satisfied.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 11.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SIRC

Section 4.01. Organization, Standing and Authority; Foreign Qualification. SIRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by SIRC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SIRC, and this Agreement constitutes a valid and binding agreement of SIRC. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization. SIRC's authorized capital stock, as of the Closing Date prior the issuance of the Exchange Shares, shall consist of 750,000,000 authorized shares of common stock, of which 119,200,607 common shares are issued and outstanding. All of such issued and outstanding shares of SIRC's common stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of SIRC's common stock or any other security of SIRC or any plan for any of the foregoing. SIRC is not obligated to register the resale of any of its common stock on behalf of any shareholder of SIRC under the Securities Act.

Section 4.04.  Subsidiaries. SIRC's does not have any subsidiaries.

Section 4.05. Articles of Incorporation and Bylaws. SIRC has heretofore delivered, or prior to Closing SIRC shall deliver, to DAVID MASSEY true, correct and complete copies of its Articles of Incorporation and Bylaws or comparable instruments, certified by SIRC's corporate secretary.

Section 4.06. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of SIRC;

(b)violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which SIRC is a party or by or to which either of its assets or properties, may be bound or subject;

(c)violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon SIRC or upon the securities, assets or business of SIRC;

(d)violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to SIRC or to the securities, properties or business of SIRC; or

(e)result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by SlRC.

Section 4.07. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to SIRC's best knowledge threatened against or affecting SIRC or involving any of SIRC's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. SIRC is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08. Compliance with Laws. To the best knowledge of SIRC, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of SIRC.

Section 4.09. True and Correct Copies. All documents furnished or caused to be furnished to DAYID MASSEY by SIRC are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.10.  Contracts.

(a)Excluding any obligation referenced in this Agreement, SIRC is not a party to any:

(i)contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $40,000 or more per annum, or providing for the payment of fees or other consideration in excess of $40,000 in the aggregate to any officer or director of SIRC, or to any other entity in which SIRC has an interest;

(ii)contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days' or more notice;

(iii)contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)contracts relating to the acquisition by SIRC of any operating business of, or the disposition of any operating business by, any other person;

(vi)executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)joint venture contracts or agreements;

(viii)contracts under which SIRC agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000 or to share tax liability of any party;

(ix)contracts containing covenants of SIRC not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with SIRC in any line of business or in any geographical area;

(x)contracts for or relating to computers, computer equipment, computer software or computer services; or

(xi)contracts relating to the borrowing of money by SIRC or the direct or indirect guarantee by SIRC of any obligation for, or an agreement by SIRC to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

(A)any contract with respect to lines of credit;

(B)any contract to advance or supply funds to any other person other than in the ordinary course of business;

(C)any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(D)any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(E)any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

(xii)any other material contract whether or not made in the ordinary course of business.

Section 4.11. Operations of SIRC,_ During the last thirty (30) days prior to the date hereof, SIRC has not:

(a)amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)declared or paid any dividends or declared or made any other distributions of any kind to its shareholders; or

(d)made any loan or advance to any of its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business.

Section 4.12. Material Information. This Agreement and all other information provided, in writing, by SIRC or representatives thereof to DAVID MASSEY, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to DAVID MASSEY in writing which, individually or in the aggregate, could have a material adverse effect on SIRC or a material adverse effect on the ability of SIRC to perform any of its obligations pursuant to this Agreement.

Section 4.13. Brokerage. No broker or finder has acted, directly or indirectly, for SIRC nor did SIRC incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE OWNER

The DAVID MASSEY represents and warrants to SIRC as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. (a) Secure Roofing and Solar is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a California corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance by DAVID MASSEY of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of DAVID MASSEY. DAVID MASSEY has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of DAVID MASSEY.

Section 5.03.  Capitalization.

(a)All of the Secure Roofing and Solar Shares are duly authorized, validly issued, fully paid and non "assessable”. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of capital stock in Secure Roofing and Solar or any other security of Secure Roofing and Solar or any plan for any of the foregoing.

(b)The Secure Roofing and Solar· Shares are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

Section 5.04. Subsidiaries. Secure Roofing and Solar does not have any subsidiaries.

Section 5.05. Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, DAVID MASSEY shall be the beneficial and record holder of the Exchange Shares.

Section 5.06. Investment Risk. The DAVID MASSEY understands that an investment in SIRC includes a high degree of risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Exchange Shares, is in a financial position to hold the Exchange Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, DAVID MASSEY will execute, deliver, file and otherwise assist SIRC in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08. Tax Advice. DAVID MASSEY is solely responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by DAVID MASSEY of this Agreement and the transactions contemplated herein.

Section 5.09. Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.10. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of Secure Roofing and Solar;

(b)violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Secure Roofing and Solar or DAVID MASSEY is a party or by or to which either's assets or properties may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Secure Roofing and Solar or DAVID MASSEY or upon the securities, assets or business of Secure Roofing and Solar and/or DAVID MASSEY;

(d)violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Secure Roofing and Solar and/or DAVID MASSEY or to the securities, properties or business of Secure Roofing and Solar and/or DAVID MASSEY; or

(e)result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Secure Roofing and Solar.

Section 5.11. Articles of Incorporation and Bylaws.

(a)DAVID MASSEY has heretofore delivered to SIRC true, correct and complete copies of Secure Roofing and Solar's Articles of Incorporation, and Bylaws or comparable instruments, certified by the corporate secretary thereof.

(b)The minute books of Secure Roofing and Solar accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members or owners, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.12. Compliance with Laws. To the best of DAVID MASSEY's knowledge, neither Secure Roofing and Solar nor DAVID MASSEY is in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Secure Roofing and Solar or DAVID MASSEY and have not received written notice that any violation is being alleged.

Section 5.13. Material Information. This Agreement and all other information provided in writing by DAVID MASSEY or representatives thereof to SIRC, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to SIRC in writing which, individually or in the aggregate, could have a material adverse effect on Secure Roofing and Solar and/or DAVID MASSEY or a material adverse effect on the ability of DAVID MASSEY to perform any of its obligations pursuant to this Agreement.

Section 5.14. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Secure Roofing and Solar or DAVID MASSEY. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of DAVID MASSEY, threatened against or involving DAVID MASSEY, Secure Roofing and Solar or the Secure Roofing and Solar Shares

Section 5.15. Operations. Except as contemplated by this Agreement, since its date of incorporation, Secure Roofing and Solar has not:

(a)amended its Certificate or Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

(c)made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

Section 5.16. Brokerage. Secure Roofing and Solar or DAVID MASSEY shall pay any brokerage, finder's fee or other commission owed m connection with the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS OF OWNERS

Section 6.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, DAVID MASSEY shall cause Secure Roofing and Solar to conduct its respective business substantially in the manner in which it is currently conducted.

Section 6.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, DAVID MASSEY shall cause Secure Roofing and Solar to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) DAVID MASSEY shall cause Secure Roofing and Solar to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) DAVID MASSEY shall promptly notify SIRC of any event, condition or circumstance that would constitute a violation or breach of this Agreement by DAVID MASSEY.

Section 6.04. Corporate Examinations and Investigations. Prior to the Closing Date, SIRC shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Secure Roofing and Solar, and such examination of the books, records, tax returns, results of operations and financial condition of Secure Roofing and Solar. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and DAVID MASSEY and his employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII

COVENANTS AND AGREEMENTS OF SIRC

Section 7.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, SIRC shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Section 4.10, or undertake any of the actions specified in Sections 4.11.

Section 7.02. Litigation. From the date of this Agreement to the Closing Date, SIRC shall notify DAVID MASSEY of any actions or proceedings of the type described in Section 4.07 that are threatened or commenced against SIRC or against any officer, director, employee, properties or assets of SIRC and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03. Conduct of SIRC Pending the Closing. From the date hereof through the Closing Date:

(a)SIRC shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)SIRC shall promptly notify DAVID MASSEY of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by SIRC.

Section 7.04. Corporate Examinations and Investigations. Prior to the Closing Date, DAVID MASSEY shall be entitled, through employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of SIRC; and such examination of the books, records, tax returns, results of operations and financial condition of SIRC. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and SIRC and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF SIRC TO CLOSE

The obligations of SIRC to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01. Representations and Covenants. (a) The representations and warranties of DAVID MASSEY contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)The DAVID MASSEY shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The DAVID MASSEY shall have delivered to SIRC a certificate, dated the Closing Date, and signed by DAVID MASSEY to the foregoing effect.

Section 8.02. Governmental Permits and Approvals.

(a)All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Secure Roofing and Solar to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and SIRC shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03. Third Party Consents. All consents, permits and approvals from parties to contracts with Secure Roofing and Solar that may be required in connection with the performance by DAVID MASSEY hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Secure Roofing and Solar, DAVID MASSEY, or on the Secure Roofing and Solar Shares.

Section 8.05 Closing Documents. The DAVID MASSEY shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNERS TO CLOSE

The obligations of DAVID MASSEY to be performed by him at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by him, to the extent permitted by law:

Section 9.01. Representations and Covenants. (a) The representations and warranties of SIRC contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)SIRC shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. SIRC shall have delivered to DAVID MASSEY a certificate dated the Closing Date, and signed by an authorized signatory of SIRC to the foregoing effect.

Section 9.02. Governmental Permits and Approvals. (a) All  approvals,  authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by SIRC to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and DAVID MASSEY shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on SIRC.

Section 9.04. Closing Documents. SIRC shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X

TERMINATION

Section 10.01. Termination.

(a)Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

(i)by mutual written consent of DAVID MASSEY and SIRC;

(ii)by either DAVID MASSEY or SIRC in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

(iii)by SIRC if SIRC is not then in material breach of this Agreement and if there shall have been any breach by DAVID MASSEY (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by DAVID MASSEY of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and DAVID MASSEY is diligently pursuing such cure;

(v)  by DAVID MASSEY if he is not then in material breach of this Agreement and if there shall have been any breach by SIRC (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by SIRC of written notice of such breach; or

(b)In the event of termination by DAVID MASSEY or SIRC pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

Section 10.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.0 l, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI

POST-CLOSING COVENANTS

Section 11.01 DAVID MASSEY's Covenants. The DAVID MASSEY hereby covenant with SIRC and promises as follows:

(a)To maintain the books, records, accounting and financial statements of Secure Roofing and Solar and all operations related to its current business, in accordance with applicable accounting principles and practices.

(b)To maintain all of the legal requirements that permit Secure Roofing and Solar to operate its current business under the federal and provincial laws and regulations of the state of California and comply with all other federal and provincial laws and regulations of the state.

(c)Not to incur any debt by Secure Roofing and Solar in any event whatsoever, except with the prior written consent of the Board of Directors of SIRC.

MISCELLANEOUS

Section 11.01. Public Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02. Time. Time shall be of the essence hereof.

Section 11.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to DAYID MASSEY, at:

9999 Rancheros Dr., Suite B

San Marcos, CA 92069

if to SIRC, at:

Solar Integrated Roofing Corp.

65861 Pierson Blvd.,Suite D

Desert Hot Springs, CA 92240

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.05. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.06. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.07. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

[the remainder of this page is intentionally left blank]

Section 11.08. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

SOLAR INTEGRATED ROOFING CORP.	DAVID MASSEY,

a Nevada corporation	Sole Proprietor

/s/David Massey